UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado 80206

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (303) 262-4500

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2011, StarTek, Inc. (the “Company”) entered into an agreement (the “SOW”) with AT&T Services, Inc. (“AT&T”) for certain services the Company provides to AT&T with regard to their wireless consumer customers.  The agreement is effective as of August 1, 2011 with a term of three years through August 1, 2014 but may be terminated by AT&T with a 60 day written notice.  The agreement is pursuant to the Company’s current master services agreement with AT&T.  This master services agreement is currently being renegotiated and the Company expects that the SOW will be subsumed under the new master services agreement once finalized.  The agreement covers 14 current lines of business and represents approximately 30% of the Company’s business with AT&T.  The SOW reflects a change in the Company’s current billing method from hourly to per minute pricing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

By:	/s/ David G. Durham	Date: August 2, 2011
David G. Durham
Executive Vice President, Chief Financial Officer and Treasurer